INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Certron Corporation on Form S-8 of our report dated January 12, 1994, appearing in the Annual Report on Form 10-K of Certron Corporation for the year ended October 31, 1994.





s/Deloitte & Touche LLP
- ------------------------
Deloitte & Touche LLP
May 9, 1995










                               EXHIBIT 23.2